Exhibit 99.1

DANAHER REPORTS THIRD QUARTER 2021 RESULTS
WASHINGTON, D.C., October 21, 2021 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the third quarter 2021. All results in this release reflect only continuing operations unless otherwise noted.
For the quarter ended October 1, 2021, net earnings were $1.2 billion, or $1.54 per diluted common share which represents a 33.0% year-over-year increase from the comparable 2020 period. Non-GAAP adjusted diluted net earnings per common share were $2.39 which represents a 39.0% increase over the comparable 2020 period.
Revenues increased 23.0% year-over-year to $7.2 billion, with 20.5% non-GAAP core revenue growth.
Year-to-date operating cash flow was $6.0 billion, representing a 51.0% increase year-over-year, and non-GAAP free cash flow was $5.2 billion, representing a 46.5% increase year-over-year.
For the fourth quarter 2021, the Company anticipates that non-GAAP core revenue growth will be in the low-to-mid teens percent range.
For the full year 2021, the Company now anticipates that the non-GAAP core revenue growth rate including Cytiva will be more than 20%.
Rainer M. Blair, President and Chief Executive Officer, stated, “Our team delivered another outstanding result in the third quarter, with over 20% core revenue growth and terrific earnings and cash flow performance. We continued to invest for growth across our businesses, expanding production capacity and accelerating innovation initiatives. Additionally, the recently closed acquisition of Aldevron enhances our portfolio and expands our capabilities into the important field of genomic medicine.”
Blair continued, “Our performance is a testament to the power of our portfolio and our team’s commitment to the Danaher Business System, and we see significant opportunities ahead to continue building sustainable, long-term value for shareholders.”
Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-895-3361 within the U.S. or by dialing +1-785-424-1062 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (conference ID: DHRQ321). A replay of the conference call will be available shortly after the conclusion of the call and until November 4, 2021. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Quarterly Earnings.”
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care, environmental and applied end-markets. With more than 20 operating companies, Danaher’s globally diverse team of approximately 69,000 associates is united by a common culture and operating system, the Danaher Business System, and its Shared Purpose, Helping Realize Life’s Potential. For more information, please visit www.danaher.com.
NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company's expected financial performance for the fourth quarter and full year 2021, the Company’s prospects in the field of genomic medicine, Danaher’s opportunities to build sustainable, long-term shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the highly uncertain and unpredictable severity, magnitude and duration of the COVID-19 pandemic (and the related governmental, business and community responses thereto) on our business, results of operations and financial condition, the impact of our debt obligations (including the debt incurred to finance the acquisitions of Cytiva and Aldevron) on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets (including as a result of the COVID-19 pandemic), uncertainties relating to U.S. laws or policies, including potential changes in U.S. trade policies and tariffs and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions (including with respect to the acquisition of Aldevron), our ability to realize anticipated growth, synergies and other benefits of the Aldevron acquisition, Aldevron's performance and maintenance of important business relationships, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, labor matters, international economic, political, legal, compliance, social and business factors (including the impact of the United Kingdom's separation from the EU), disruptions relating to man-made and natural disasters (including pandemics such as COVID-19) and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2020 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2021. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
Matthew E. Gugino
Vice President, Investor Relations and FP&A
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	October 1, 2021	October 2, 2020	October 1, 2021		October 2, 2020
Sales	$7,229	$5,884	$21,305		$15,524
Cost of sales	(2,870)	(2,658)	(8,296)		(7,003)
Gross profit	4,359	3,226	13,009		8,521
Operating costs:
Selling, general and administrative expenses	(2,062)	(1,796)	(5,904)		(4,939)
Research and development expenses	(441)	(342)	(1,247)		(952)
Other operating expenses	(547)	—	(547)		—
Operating profit	1,309	1,088	5,311		2,630
Nonoperating income (expense):
Other income (expense), net	137	7	374		459
Interest expense	(62)	(78)	(182)		(203)
Interest income	3	4	10		67
Earnings from continuing operations before income taxes	1,387	1,021	5,513		2,953
Income taxes	(229)	(138)	(954)		(548)
Net earnings from continuing operations	1,158	883	4,559		2,405
Earnings from discontinued operations, net of income taxes	—	—	86		—
Net earnings	1,158	883	4,645		2,405
Mandatory convertible preferred stock dividends	(41)	(41)	(123)		(95)
Net earnings attributable to common stockholders	$1,117	$842	$4,522		$2,310
Net earnings per common share from continuing operations:
Basic	$1.56	$1.18	$6.21		$3.28	(a)
Diluted	$1.54	$1.16	$6.10	(a)	$3.22	(a)
Net earnings per common share from discontinued operations:
Basic	$—	$—	$0.12		$—
Diluted	$—	$—	$0.12		$—
Net earnings per common share:
Basic	$1.56	$1.18	$6.33		$3.28	(a)
Diluted	$1.54	$1.16	$6.22	(a)	$3.22	(a)
Average common stock and common equivalent shares outstanding:
Basic	715.1	710.9	714.3		704.4
Diluted	727.0	724.3	736.4		716.8
(a) Net earnings per common share amounts for the relevant three-month periods do not add to the nine-month period amounts due to rounding.

This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Diluted Net Earnings Per Common Share from Continuing Operations 1

	Three-Month Period Ended		Nine-Month Period Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Diluted Net Earnings Per Common Share From Continuing Operations (GAAP)	$1.54	$1.16	$6.10	$3.22
Pretax amortization of acquisition-related intangible assets A	0.49	0.45	1.42	1.09
Pretax acquisition-related fair value adjustments to inventory and transaction costs deemed significant related to the acquisition of Aldevron and fair value adjustments to inventory and deferred revenue, transaction costs deemed significant and integration preparation costs related to the acquisition of Cytiva B	0.06	0.31	0.12	0.71
Pretax impairment charges related to a trade name in the Diagnostics segment in the first quarter of 2021, trade names in the Environmental & Applied Solutions segment recorded in the third quarter of 2020 and a facility in the Diagnostics segment and a trade name and other intangible assets in the Environmental & Applied Solutions segment in the first quarter of 2020 C	—	0.02	0.01	0.03
Pretax fair value net (gains) losses on the Company's equity and limited partnership investments D	(0.17)	—	(0.44)	0.02
Pretax gain on disposition of certain product lines E	—	—	(0.02)	(0.62)
Contract settlement expense F	0.73	—	0.73	—
Tax effect of all adjustments reflected above G	(0.24)	(0.16)	(0.39)	(0.16)
Discrete tax adjustments H	(0.03)	(0.08)	(0.19)	(0.12)
Declared dividends on the MCPS assuming “if-converted” method I	0.01	0.02	0.02	0.06
Adjusted Diluted Net Earnings Per Common Share From Continuing Operations (Non-GAAP)	$2.39	$1.72	$7.36	$4.23
1    Each of the per share adjustment amounts above have been calculated assuming the Mandatory Convertible Preferred Stock (“MCPS”) had been converted into shares of common stock.

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding
(shares in millions)

	Three-Month Period Ended		Nine-Month Period Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Average common stock and common equivalent shares outstanding - diluted (GAAP) [2]	727.0	724.3	736.4	716.8
Converted shares [3]	19.6	19.6	8.6	16.3
Adjusted average common stock and common equivalent shares outstanding - diluted (non-GAAP)	746.6	743.9	745.0	733.1
2    The impact of the MCPS Series A calculated under the if-converted method was anti-dilutive for the three-month period ended October 1, 2021, and as such 11.0 million shares underlying the MCPS Series A were excluded from the calculation of diluted EPS for the three-month period and the related MCPS Series A dividends of $19 million were included in the calculation of net earnings for diluted EPS for the period. The impact of the MCPS Series A calculated under the if-converted method was dilutive for the nine-month period ended October 1, 2021, and as such 11.0 million shares underlying the MCPS Series A were included in the calculation of diluted EPS for the nine-month period and the related MCPS Series A dividends of $59 million were excluded from the calculation of net earnings for diluted EPS for the period.
The impact of the MCPS Series B calculated under the if-converted method was anti-dilutive for the three and nine-month periods ended October 1, 2021, and as such 8.6 million shares underlying the MCPS Series B were excluded from the calculation of diluted EPS in both periods and the related MCPS Series B dividends of $22 million and $64 million were included in the calculation of net earnings for diluted EPS for the respective periods.
The impact of the MCPS Series A and MCPS Series B calculated under the if-converted method was anti-dilutive for the three and nine-month periods ended October 2, 2020, and as such 19.6 million and 16.3 million shares, respectively, underlying the MCPS Series A and MCPS Series B were excluded from the diluted EPS calculation and the related MCPS Series A and MCPS Series B dividends were included in the calculation of net earnings for diluted EPS for the three and nine-month periods ended October 2, 2020.
3    The number of converted shares assumes the conversion of all MCPS and issuance of the underlying shares applying the “if-converted” method of accounting and using an average 20 trading-day trailing volume weighted average price (“VWAP”) of $320.10 and $205.90 as of October 1, 2021 and October 2, 2020, respectively.

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Core Sales Growth, Core Sales Growth Including Cytiva and Base Business Core Sales Growth

	% Change Three-Month Period Ended October 1, 2021 vs. Comparable 2020 Period	% Change Nine-Month Period Ended October 1, 2021 vs. Comparable 2020 Period
Total sales growth (GAAP)	23.0%	37.0%
Impact of:
Acquisitions/divestitures	(1.0)	(10.0)
Currency exchange rates	(1.5)	(2.5)
Core sales growth (non-GAAP)	20.5%	24.5%
Impact of Cytiva sales growth (net of divested product lines)		2.5
Core sales growth including Cytiva (non-GAAP)		27.0%

Impact of COVID-related tailwinds	(10.5)	(14.5)
Base business core sales growth (non-GAAP)	10.0%	12.5%
Forecasted Core Sales Growth, Core Sales Growth Including Cytiva and Base Business Core Sales Growth 4

	% Change Three-Month Period Ending December 31, 2021 vs. Comparable 2020 Period	% Change Year Ending December 31, 2021 vs. Comparable 2020 Period
Core sales growth (non-GAAP)	+Low to mid-teens	>20.0%
Impact of Cytiva sales growth (net of divested product lines)		+Low-single digit
Core sales growth including Cytiva (non-GAAP)		>20.0%

Impact of COVID-related tailwinds	(Mid to high-single digit)	>(10.0)
Base business core sales growth (non-GAAP)	+High-single digit	>10.0%
4    We do not reconcile these measures to the comparable GAAP measure because of the inherent difficulty in predicting and estimating the future impact and timing of currency translation, acquisitions and divested product lines, which would be reflected in any forecasted GAAP revenue.

Note: Danaher calculates period-to-period core sales growth including Cytiva by adding Cytiva sales to core sales for both the baseline and current periods. Beginning in the second quarter of 2021, Cytiva sales are included in core sales, and therefore the measure “core sales including Cytiva” is no longer provided for quarterly periods beginning with the second quarter of 2021.

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Free Cash Flow from Continuing Operations and Free Cash Flow from Continuing Operations to Net Earnings from Continuing Operations Conversion Ratio
($ in millions)

	Nine-Month Period Ended		Year-over-Year Change
	October 1, 2021	October 2, 2020
Total Cash Flows from Continuing Operations:
Total cash provided by operating activities from continuing operations (GAAP)	$6,025	$3,994
Total cash used in investing activities from continuing operations (GAAP)	$(12,108)	$(20,658)
Total cash provided by financing activities from continuing operations (GAAP)	$2,717	$2,426

Free Cash Flow from Continuing Operations:
Total cash provided by operating activities from continuing operations (GAAP)	$6,025	$3,994	~ 51.0%
Less: payments for additions to property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(874)	(475)
Plus: proceeds from sales of property, plant & equipment (capital disposals) from continuing operations (GAAP)	13	1
Free cash flow from continuing operations (non-GAAP)	$5,164	$3,520	~ 46.5%

Free Cash Flow from Continuing Operations to Net Earnings from Continuing Operations Conversion Ratio:
Free cash flow from continuing operations from above (non-GAAP)	$5,164	$3,520
Net earnings from continuing operations (GAAP)	4,559	2,405
Free cash flow from continuing operations to net earnings from continuing operations conversion ratio (non-GAAP)	1.13	1.46
We define free cash flow as operating cash flows from continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”). All amounts presented above reflect only continuing operations.

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Nine-Month Period Ended
	October 1, 2021	October 2, 2020	October 1, 2021	October 2, 2020
Pretax	$365	$331	$1,056	$802
After-tax	293	266	842	645
B    Costs incurred for fair value adjustments to inventory and transaction costs deemed significant related to the acquisition of Aldevron in the three-month period ended October 1, 2021, ($45 million pretax as reported in this line item, $36 million after-tax). Costs incurred for fair value adjustments to inventory and deferred revenue and transaction costs deemed significant related to the acquisitions of Cytiva and Aldevron in the nine-month period ended October 1, 2021, ($91 million pretax as reported in this line item, $72 million after-tax). Costs incurred for fair value adjustments to inventory and deferred revenue in the three and nine-month periods and transaction costs deemed significant and integration preparation costs in the nine-month period ended October 2, 2020, related to the acquisition of Cytiva, ($232 million pretax as reported in this line item, $181 million after-tax and $519 million pretax as reported in this line item, $411 million after-tax, respectively). The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.
C    Impairment charges related to a trade name in the Diagnostics segment recorded in the first quarter of 2021 ($10 million pretax as reported in this line item, $8 million after-tax). Impairment charges related to trade names in the Environmental & Applied Solutions segment recorded in the three-month period ended October 2, 2020 ($14 million pretax as reported in this line item, $11 million after-tax) and impairment charges related to a facility in the Diagnostics segment and a trade name and other intangible assets in the Environmental & Applied Solutions segment recorded in the nine-month period ended October 2, 2020 ($22 million pretax as reported in this line item, $17 million after-tax).
D    Fair value net gains/losses on the Company's equity and limited partnership investments recorded in the three and nine-month periods ended October 1, 2021, ($128 million pretax gain as reported in this line item, $97 million after-tax and $330 million pretax gain as reported in this line item, $258 million after-tax, respectively) and fair value net gains/losses on the Company's equity and limited partnership investments recorded in the nine-month period ended October 2, 2020, ($13 million pretax loss as reported in this line item, $10 million after-tax).
E    Gain on disposition of certain product lines in the nine-month period ended October 2, 2021, ($13 million pretax as reported in this line item, $10 million after-tax). Gain on disposition of certain product lines in the nine-month period ended October 2, 2020, ($455 million pretax as reported in this line item, $305 million after-tax).
F    Expense related to the modification and partial termination of a prior commercial arrangement and resolution of the associated litigation in the three and nine-month periods ended October 2, 2021, ($547 million pretax as reported in this line item, $415 million after-tax).
G    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.
H    Discrete tax adjustments and other tax-related adjustments for the three-month period ended October 1, 2021, include the impact of net discrete tax benefits of $23 million (or $0.03 per diluted common share) related primarily to excess tax benefits from stock-based compensation, audit settlements and a higher tax benefit associated with the pretax charge in the quarter related to the modification and partial termination of a commercial arrangement and resolution of the associated litigation. Discrete tax adjustments and other tax-related adjustments for the nine-month period ended October 1, 2021, include the impact of net discrete tax benefits of $143 million (or $0.19 per diluted common share) related primarily to release of reserves for uncertain tax positions due to the expiration of statutes of limitation, audit settlements, excess tax benefits from stock-based compensation and a higher tax benefit associated with the pretax charge in the quarter related to the modification and partial termination of a commercial arrangement and resolution of the associated litigation, net of changes in estimates associated with prior period uncertain tax positions. Discrete tax adjustments and other tax-related adjustments for the three and nine-month periods ended October 2, 2020, include the impact of net discrete tax benefits of

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
$58 million (or $0.08 per diluted common share) and $85 million (or $0.12 per diluted common share), respectively, related primarily to the release of reserves for uncertain tax positions from audit settlements and expiration of statutes of limitation, excess tax benefits from stock-based compensation and other items. The Company anticipates excess tax benefits from stock compensation of approximately $7 million per quarter and therefore excludes benefits in excess of this amount in the calculation of adjusted diluted net earnings from continuing operations per common share.
I    In March 2019, the Company issued $1.65 billion in aggregate liquidation preference of 4.75% MCPS Series A. In May 2020, the Company issued $1.72 billion in aggregate liquidation preference of 5.0% MCPS Series B. Dividends on the MCPS Series A and Series B are payable on a cumulative basis at an annual rate of 4.75% and 5.0%, respectively, on the liquidation preference of $1,000 per share. Unless earlier converted, each share of MCPS Series A will automatically convert on April 15, 2022 into between 6.6601 and 8.1585 shares of Danaher’s common stock, subject to further anti-dilution adjustments. Unless earlier converted, each share of MCPS Series B will automatically convert on April 15, 2023 into between 5.0098 and 6.1370 shares of Danaher’s common stock, subject to further anti-dilution adjustments. The number of shares of Danaher’s common stock issuable on conversion of the MCPS will be determined based on the VWAP per share of the Company's common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before April 15, 2022 and April 15, 2023 for the MCPS Series A and Series B, respectively. For the calculation of net earnings per common share from continuing operations, the impact of the dilutive MCPS are calculated under the if-converted method and the related MCPS dividends are excluded. For the purposes of calculating adjusted earnings per common share from continuing operations, the Company has excluded the paid and anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of calculating share dilution only with respect to any MCPS the conversion of which would be dilutive in the particular period are referred to as the “Converted Shares”) for any MCPS that were anti-dilutive for the given period. For additional information about the impact of the MCPS on the calculation of diluted EPS, see note 2 in the Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding table above.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:
•with respect to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow from continuing operations and related cash flow measures (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
We also present core sales on a basis that includes sales attributable to Cytiva (formerly the Biopharma Business of General Electric Company’s (“GE”) Life Sciences business), which Danaher acquired from GE on March 31, 2020. Historically Danaher has calculated core sales solely on a basis that excludes sales from acquired businesses recorded prior to the first anniversary of the acquisition. However, given Cytiva’s significant size and historical core sales growth rate, in each case compared to Danaher’s existing businesses, management believes it is appropriate to also present core sales on a basis that includes Cytiva sales. Management believes this presentation provides useful information to investors by demonstrating the impact Cytiva has on the Company’s current growth profile, rather than waiting to demonstrate such impact 12 months after the acquisition when Cytiva would normally have been included in Danaher’s core sales calculation. Danaher calculates period-to-period core sales growth including Cytiva by adding to the baseline period sales Cytiva’s historical sales from such period (when it was owned by GE), net of the sales of the Company product lines divested in 2020 to obtain regulatory approval to acquire Cytiva (“Cytiva sales”) and also adding the Cytiva sales to the current period. Beginning in the second quarter of 2021, Cytiva sales are included in core sales, and therefore we no longer provide the measure “core sales including Cytiva” for quarterly periods beginning with the second quarter of 2021. We also present “base business” core revenue growth to demonstrate our core revenue growth and our core revenue growth including Cytiva excluding core sales growth directly attributable to COVID-19 and its impact.
Management uses these non-GAAP measures to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations:
◦Amortization of Intangible Assets. We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦Restructuring Charges. We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments. With respect to the other items excluded from Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to adjusted average common stock and common equivalent shares outstanding, Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) will mandatorily convert into Danaher common stock on the mandatory conversion date, which is expected to be April 15, 2022 and April 15, 2023 for the Series A and Series B MCPS, respectively, (unless converted or redeemed earlier in accordance with the terms of the applicable certificate of designations). With respect to the calculation of Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we apply the “if converted” method of share dilution to the MCPS Series A and B in all applicable periods irrespective of whether such preferred shares would be dilutive or anti-dilutive in the period. We believe this presentation provides useful information to investors by helping them understand what the net impact will be on Danaher’s earnings per share-related measures once the MCPS convert into Danaher common stock.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions (other than Cytiva, in the case of core sales including Cytiva and base business core sales) and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.
With respect to forecasted core sales related measures, we do not reconcile these measures to the comparable GAAP measure because of the inherent difficulty in predicting and estimating the future impact and timing of currency translation, acquisitions and divested product lines, which would be reflected in any forecasted GAAP revenue.